EXHIBIT (21)


                     SUBSIDIARIES OF LACROSSE FOOTWEAR, INC.
                              as of January 1, 2001



                                    Jurisdiction
            Name                  of Incorporation           Percent Ownership

                                                                   Direct
Danner Shoe Manufacturing Co.          Wisconsin                    100%